Exhibit 99.1

McKESSON REPORTS FISCAL 2022 THIRD-QUARTER RESULTS

Third-Quarter Highlights, Year-over-Year:
•Total revenues of $68.6 billion increased 10%.
•Loss per diluted share from continuing operations of ($0.04), an increase of $38.99 due to a prior year pre-tax charge of $8.1 billion related to opioid litigation.
•Adjusted Earnings per Diluted Share of $6.15 increased 34%.
•As part of the ongoing leadership refreshment of our Board of Directors, James H. Hinton and Kathleen Wilson-Thompson joined the company’s Board of Directors on January 13, 2022.
•Our Board elected Donald R. Knauss as independent chair effective April 1, 2022, following a planned transition led by current independent chair Edward A. Mueller.

Fiscal 2022 Outlook:
•Increased fiscal 2022 Adjusted Earnings per Diluted Share guidance range to $23.55 to $23.95, from the previous range of $22.35 to $22.95, representing 37% to 39% growth compared to prior year.
•Fiscal 2022 Adjusted Earnings per Diluted Share guidance includes approximately $2.99 to $3.59 of impacts attributable to the following:
◦$1.75 to $2.15 related to the U.S. government's COVID-19 vaccine distribution, kitting, and storage programs;
◦$0.75 to $0.95 related to the COVID-19 tests and impairments for personal protective equipment and related products, increased from the previous range of $0.50 to $0.75;
◦$0.49 related to year-to-date gains and losses associated with McKesson Ventures’ equity investments.
•Excluding the impacts of the above items from both fiscal 2022 guidance and fiscal 2021 results indicate 27% to 33% forecasted growth compared to prior year.

IRVING, Texas, February 2, 2022 - McKesson Corporation (NYSE:MCK) today reported third-quarter results for the period ended December 31, 2021.
Fiscal 2022 Third-Quarter Result Summary

	Third-Quarter			Year-to-Date
($ in millions, except per share amounts)	FY22	FY21	Change	FY22	FY21	Change
Revenues	$68,614	$62,599	10%	$197,864	$179,086	10%
Income (loss) from Continuing Operations [1]	(7)	(6,226)	(100)	749	(5,204)	114
Adjusted Earnings [1,2]	944	741	27	2,782	1,978	41
Earnings (loss) per Diluted Share [1]	(0.04)	(39.03)	(100)	4.81	(32.28)	115
Adjusted Earnings per Diluted Share [1,2]	6.15	4.60	34	17.86	12.17	47
[1] Reflects continuing operations attributable to McKesson, net of tax
[2] Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

"Our dedicated team members delivered another quarter of strong financial results, demonstrating our continued focus on our strategic growth initiatives, company priorities, and value creation for all stakeholders," said Brian Tyler, chief executive officer. "As a result of our underlying business performance across all segments, and our ongoing support of the COVID-19 response efforts, we are raising our previous guidance range for fiscal 2022 Adjusted Earnings per Diluted Share to $23.55 to $23.95."

Third-quarter revenues were $68.6 billion, an increase of 10% from a year ago, primarily driven by growth in the U.S. Pharmaceutical segment, largely due to higher volumes from retail national account customers and market growth, partially offset by branded to generic conversions.

Third-quarter loss per diluted share from continuing operations of ($0.04) included an after-tax charge of $829 million for the fair value remeasurement related to McKesson’s previously announced agreement to sell the retail and distribution businesses in the United Kingdom. Third-quarter Adjusted Earnings per Diluted Share did not include these charges.

Third-quarter fiscal year 2021 loss per diluted share of ($39.03) included a pre-tax $8.1 billion expense accrual related to the opioid litigation.

Third-quarter Adjusted Earnings per Diluted Share was $6.15 compared to $4.60 a year ago, an increase of 34%, driven by strong operating performance across the segments, the contribution from COVID-19 vaccine distribution, kitting and storage programs with the U.S. government, and a lower share count.

For the first nine months of the fiscal year, McKesson returned $2.2 billion of cash to shareholders, which included $2.0 billion of common stock repurchases and $206 million of dividend payments. During the first nine months of the fiscal year, McKesson generated cash from operations of $1.5 billion, and invested $380 million in capital expenditures, resulting in Free Cash Flow of $1.2 billion.

Business Highlights
•Through January 31, 2022, U.S. Pharmaceutical successfully shipped over 370 million vaccines on behalf of the U.S. government. McKesson continues to play a leading role in the fight against COVID-19.
•McKesson continued to progress in its planned exit from Europe, closing two transactions in the quarter:
◦After entering an agreement in November 2021 to sell the remaining share of GEHE Pharma Handel and Alliance Healthcare Deutschland joint venture to Walgreens Boots Alliance, McKesson closed the transaction on January 31, 2022.
◦After entering an agreement in December 2021 to sell its Austrian business to Quadrifolia Management GmbH, McKesson closed the transaction on January 31, 2022.

U.S. Pharmaceutical Segment
•Third-quarter revenues were $55.0 billion, an increase of 11%, driven by higher volumes from retail national account customers and market growth, partially offset by branded to generic conversions.
•Third-quarter Segment Operating Profit was $744 million. Adjusted Segment Operating Profit was $735 million, an increase of 12%, driven by the contribution from COVID-19 vaccine distribution and growth in distribution of specialty products to providers and health systems.

Prescription Technology Solutions Segment
•Third-quarter revenues were $1.0 billion, an increase of 33%, driven by volume growth related to biopharma services, including third party logistic services and increased technology service revenue, partially resulting from the growth of prescription volumes.
•Third-quarter Segment Operating Profit was $129 million. Adjusted Segment Operating Profit was $145 million, an increase of 11%, driven by growth from access and adherence solutions.

Medical-Surgical Solutions Segment
•Third-quarter revenues were $3.1 billion, an increase of 1%, driven by growth and improvements in the primary care business and the contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program, partially offset by lower revenue from COVID-19 tests.
•Third-quarter Segment Operating Profit was $308 million. Adjusted Segment Operating Profit was $330 million, an increase of 18%, driven by the contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program and growth in the primary care business.

International Segment
•Third-quarter revenues were $9.5 billion on a reported and FX-Adjusted basis, an increase of 2%, driven by sales to new customers in the Canadian business, partially offset by the contribution of McKesson's German pharmaceutical wholesale business to a joint venture with Walgreens Boots Alliance.
•Third-quarter Segment Operating Loss was ($668) million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $223 million, an increase of 41%, driven by the reduction over the prior year of depreciation and amortization on European assets under agreements to sell and the distribution of COVID-19 vaccines, tests, and personal protective equipment.

Company Updates
•On December 8, 2021, McKesson hosted an Investor Day where management highlighted progress against the company’s growth strategies and presented compelling long-term financial targets.
•In December 2021, McKesson announced a $4.0 billion increase to the share repurchase program authorized by the Board of Directors.
•As part of the ongoing leadership refreshment of our Board of Directors, James H. Hinton and Kathleen Wilson-Thompson joined the company’s Board of Directors on January 13, 2022, and Donald R. Knauss was elected independent chair effective April 1, 2022, following a planned transition led by current independent chair Edward A. Mueller.
•For the ninth consecutive year, McKesson was named as one of the "Best Places to Work for LGBTQ Equality" by the Human Rights Campaign (HRC) Foundation. McKesson achieved a perfect score on the HRC's 2022 Corporate Equality Index, a nationally recognized benchmarking report on corporate policies and practices in support of LGBTQ+ workplace equality.

Fiscal 2022 Outlook
McKesson raised fiscal 2022 Adjusted Earnings per Diluted Share guidance to $23.55 to $23.95 from the previous range of $22.35 to $22.95 to reflect strong operating performance and increased contribution from the U.S. government's COVID-19 vaccine distribution, kitting, and storage programs.

Fiscal 2022 Adjusted Earnings per Diluted Share guidance includes approximately $2.99 to $3.59 of impacts attributable to the following:
•$1.75 to $2.15 related to the U.S. government's COVID-19 vaccine distribution, kitting, and storage programs;
•$0.75 to $0.95 related to the COVID-19 tests and impairments for personal protective equipment and related products;
•$0.49 related to year-to-date gains and losses associated with McKesson Ventures’ equity investments.
Excluding the impacts of the above items from both fiscal 2022 guidance and fiscal 2021 results indicate 27% to 33% forecasted growth compared to prior year.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Wednesday, February 2nd at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conferences:
•Cowen 42nd Annual Healthcare Conference, March 8, 2022
•Bank of America Healthcare Conference, May 10-12, 2022
Audio webcast, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Loss on Debt Extinguishment, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The Company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking Non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “projects,” “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial outlook, trends, strategy, plans, assumptions, or intentions may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our most recent annual and periodic report filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we from time to time record significant charges from impairment to goodwill, intangibles, inventory and other assets or investments; we experience cybersecurity incidents and might experience significant computer system compromises or data breaches; we might experience significant problems with information systems or networks; we may be unsuccessful in retail pharmacy profitability; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; we might be adversely impacted by delays or other difficulties with divestitures; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by changes or disruptions in product supply and we have experienced and may experience difficulties in sourcing products and changes in pricing due to the effects of the COVID-19 pandemic on supply chains; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by an economic slowdown (including the effects we have experienced from the COVID-19 pandemic) or recession and by disruption in capital and credit markets that might impede our access to credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the effects we have experienced from the COVID-19 pandemic), natural disasters, political events and other catastrophic events; we may be adversely affected by global climate change or by legal, regulatory or market responses to such change; and we face uncertainties and risks related to COVID-19 vaccination mandates and to vaccination distribution and related ancillary supply kit programs.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information solutions. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments, and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named a “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

Contacts:
Rachel Rodriguez, 469-260-0556 (Investors)
Rachel.Rodriguez@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Revenues	$68,614	$62,599	10%	$197,864	$179,086	10%
Cost of sales	(65,186)	(59,448)	10	(188,052)	(170,235)	10
Gross profit	3,428	3,151	9	9,812	8,851	11
Selling, distribution, general, and administrative expenses	(3,105)	(2,291)	36	(8,006)	(6,625)	21
Claims and litigation charges, net	(7)	(8,067)	(100)	(193)	(7,936)	(98)
Goodwill impairment charges	—	—	—	—	(69)	(100)
Restructuring, impairment, and related charges	(18)	(155)	(88)	(208)	(271)	(23)
Total operating expenses	(3,130)	(10,513)	(70)	(8,407)	(14,901)	(44)
Operating income (loss)	298	(7,362)	104	1,405	(6,050)	123
Other income, net	20	54	(63)	202	152	33
Loss on debt extinguishment	—	—	—	(191)	—	—
Interest expense	(41)	(55)	(25)	(135)	(165)	(18)
Income (loss) from continuing operations before income taxes	277	(7,363)	104	1,281	(6,063)	121
Income tax benefit (expense)	(238)	1,189	(120)	(396)	1,011	(139)
Income (loss) from continuing operations	39	(6,174)	101	885	(5,052)	118
Loss from discontinued operations, net of tax	—	—	—	(3)	(1)	200
Net income (loss)	39	(6,174)	101	882	(5,053)	117
Net income attributable to noncontrolling interests	(46)	(52)	(12)	(136)	(152)	(11)
Net income (loss) attributable to McKesson Corporation	$(7)	$(6,226)	(100)%	$746	$(5,205)	114%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted (b)
Continuing operations	$(0.04)	$(39.03)	(100)%	$4.81	$(32.28)	115%
Discontinued operations	—	—	—	(0.02)	(0.01)	100
Total	$(0.04)	$(39.03)	(100)%	$4.79	$(32.29)	115%

Basic
Continuing operations	$(0.04)	$(39.03)	(100)%	$4.87	$(32.28)	115%
Discontinued operations	—	—	—	(0.02)	(0.01)	100
Total	$(0.04)	$(39.03)	(100)%	$4.85	$(32.29)	115%

Dividends declared per common share	$0.47	$0.42		$1.36	$1.25

Weighted-average common shares outstanding
Diluted	151.6	159.5	(5)%	155.8	161.2	(3)%
Basic	151.6	159.5	(5)	154.0	161.2	(4)
(a)Certain computations may reflect rounding adjustments.
(b)Net loss per diluted share for the three months ended December 31, 2021 and the three and nine months ended December 31, 2020 is calculated by excluding dilutive securities from the denominator due to their antidilutive effects.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2022 and 2021 as well as our
Annual Report on Form 10-K for fiscal 2021.

Schedule 2

McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Income (loss) from continuing operations (GAAP)	$39	$(6,174)	101%	$885	$(5,052)	118%
Net income attributable to noncontrolling interests (GAAP)	(46)	(52)	(12)	(136)	(152)	(11)
Income (loss) from continuing operations attributable to McKesson Corporation (GAAP)	(7)	(6,226)	(100)	749	(5,204)	114
Pre-tax adjustments:
Amortization of acquisition-related intangibles	81	109	(26)	263	321	(18)
Transaction-related expenses and adjustments (1) (2) (3) (4)	882	55	—	1,343	84	—
LIFO inventory-related adjustments	(33)	(11)	200	(79)	(115)	(31)
Gains from antitrust legal settlements	—	—	—	(46)	—	—
Restructuring, impairment, and related charges, net (5)	18	155	(88)	208	274	(24)
Claims and litigation charges, net (6) (7) (8) (9)	7	8,067	(100)	193	7,936	(98)
Other adjustments, net (10) (11) (12) (13)	—	(1)	(100)	347	124	180
Income tax effect on pre-tax adjustments	(4)	(1,407)	(100)	(196)	(1,438)	(86)
Net income attributable to noncontrolling interests effect on other adjustments, net (12)	—	—	—	—	(4)	(100)
Adjusted Earnings (Non-GAAP)	$944	$741	27%	$2,782	$1,978	41%

Diluted weighted-average common shares outstanding	153.5	161.0	(5)%	155.8	162.5	(4)%

Earnings (loss) per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a) (b)	$(0.04)	$(39.03)	(100)%	$4.81	$(32.28)	115%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.42	0.51	(18)	1.33	1.52	(13)
Transaction-related expenses and adjustments	5.80	0.34	—	8.55	0.49	—
LIFO inventory-related adjustments	(0.16)	(0.05)	220	(0.38)	(0.53)	(28)
Gains from antitrust legal settlements	—	—	—	(0.22)	—	—
Restructuring, impairment, and related charges, net	0.09	0.85	(89)	1.07	1.41	(24)
Claims and litigation charges, net	0.04	41.62	(100)	1.03	40.65	(97)
Other adjustments, net	—	—	—	1.67	0.65	157
Adjusted Earnings per Diluted Share (Non-GAAP) (b) (c)	$6.15	$4.60	34%	$17.86	$12.17	47%
(a)Certain computations may reflect rounding adjustments.
(b)We calculate loss per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) for the three months ended December 31, 2021 and the three and nine months ended December 31, 2020 using a weighted average of 151.6 million, 159.5 million, and 161.2 million common shares, respectively, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate adjusted earnings per diluted share (Non-GAAP) for the three months ended December 31, 2021 and the three and nine months ended December 31, 2020 on a fully diluted basis, using a weighted average of 153.5 million, 161.0 million, and 162.5 million common shares, respectively. Because we show the GAAP to Non-GAAP per share reconciling items on a fully diluted basis, any footing differences in those items are due to different weighted average share counts. This methodology results in per share differences of $0.36 and $0.26 for the three and nine months ended December 31, 2020, respectively.
(c)Adjusted earnings per diluted share on an FX-adjusted basis for the three and nine months ended December 31, 2021 was $6.15 and $17.75, respectively, which excludes the foreign currency exchange effect of zero and $0.11, respectively.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Gross profit (GAAP)	$3,428	$3,151	9%	$9,812	$8,851	11%
Pre-tax adjustments:
LIFO inventory-related adjustments	(33)	(11)	200	(79)	(115)	(31)
Gains from antitrust legal settlements	—	—	—	(46)	—	—
Restructuring, impairment, and related charges, net	—	—	—	—	3	(100)
Other adjustments, net (11)	—	(1)	(100)	147	—	—
Adjusted Gross Profit (Non-GAAP)	$3,395	$3,139	8%	$9,834	$8,739	13%

Total operating expenses (GAAP)	$(3,130)	$(10,513)	(70)%	$(8,407)	$(14,901)	(44)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	81	109	(26)	262	321	(18)
Transaction-related expenses and adjustments (1) (2) (3) (4)	882	55	—	1,343	84	—
Restructuring, impairment, and related charges, net (5)	18	155	(88)	208	271	(23)
Claims and litigation charges, net (6) (7) (8) (9)	7	8,067	(100)	193	7,936	(98)
Other adjustments, net (11) (12) (13)	—	(1)	(100)	9	123	(93)
Adjusted Operating Expenses (Non-GAAP)	$(2,142)	$(2,128)	1%	$(6,392)	$(6,166)	4%

Other income, net (GAAP)	$20	$54	(63)%	$202	$152	33%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	—	—	—	1	—	—
Other adjustments, net	—	1	(100)	—	1	(100)
Adjusted Other Income (Non-GAAP)	$20	$55	(64)%	$203	$153	33%

Loss on debt extinguishment (GAAP)	$—	$—	—%	$(191)	$—	—%
Pre-tax adjustments:
Other adjustments, net (10)	—	—	—	191	—	—
Adjusted Loss on Debt Extinguishment (Non-GAAP)	$—	$—	—%	$—	$—	—%

Income tax benefit (expense) (GAAP)	$(238)	$1,189	(120)%	$(396)	$1,011	(139)%
Tax adjustments:
Amortization of acquisition-related intangibles	(16)	(27)	(41)	(56)	(75)	(25)
Transaction-related expenses and adjustments	9	—	—	(11)	(5)	120
LIFO inventory-related adjustments	8	3	167	20	30	(33)
Gains from antitrust legal settlements	—	—	—	12	—	—
Restructuring, impairment, and related charges, net	(4)	(17)	(76)	(41)	(44)	(7)
Claims and litigation charges, net	(1)	(1,365)	(100)	(33)	(1,331)	(98)
Other adjustments, net	—	(1)	(100)	(87)	(13)	569
Adjusted Income Tax Expense (Non-GAAP)	$(242)	$(218)	11%	$(592)	$(427)	39%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Loss on Debt Extinguishment (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended December 31,
	2021			2020			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$55,041	$—	$55,041	$49,495	$—	$49,495	$—	$55,041	$—	$55,041	11%		11%		11%		11%
Prescription Technology Solutions	1,031	—	1,031	777	—	777	—	1,031	—	1,031	33		33		33		33
Medical-Surgical Solutions	3,082	—	3,082	3,054	—	3,054	—	3,082	—	3,082	1		1		1		1
International	9,460	—	9,460	9,273	—	9,273	7	9,467	7	9,467	2		2		2		2
Revenues	$68,614	$—	$68,614	$62,599	$—	$62,599	$7	$68,621	$7	$68,621	10%		10%		10%		10%

OPERATING PROFIT (LOSS) (5)
U.S. Pharmaceutical	$744	$(9)	$735	$635	$21	$656	$—	$744	$—	$735	17%		12%		17%		12%
Prescription Technology Solutions	129	16	145	114	17	131	—	129	—	145	13		11		13		11
Medical-Surgical Solutions	308	22	330	260	19	279	—	308	—	330	18		18		18		18
International (1) (3) (4)	(668)	890	222	(71)	229	158	(8)	(676)	1	223	841		41		852		41
Subtotal	513	919	1,432	938	286	1,224	(8)	505	1	1,433	(45)		17		(46)		17
Corporate expenses, net (8)	(195)	36	(159)	(8,246)	8,088	(158)	—	(195)	—	(159)	(98)		1		(98)		1
Income from continuing operations before interest expense and income taxes	$318	$955	$1,273	$(7,308)	$8,374	$1,066	$(8)	$310	$1	$1,274	104%		19%		104%		20%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.35%		1.34%	1.28%		1.33%		1.35%		1.34%	7	bp	1	bp	7	bp	1	bp
Prescription Technology Solutions	12.51		14.06	14.67		16.86		12.51		14.06	(216)		(280)		(216)		(280)
Medical-Surgical Solutions	9.99		10.71	8.51		9.14		9.99		10.71	148		157		148		157
International	(7.06)		2.35	(0.77)		1.70		(7.14)		2.36	(629)		65		(637)		66
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2021			2020			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$158,471	$—	$158,471	$142,232	$—	$142,232	$—	$158,471	$—	$158,471	11%		11%		11%		11%
Prescription Technology Solutions	2,844	—	2,844	2,101	—	2,101	—	2,844	—	2,844	35		35		35		35
Medical-Surgical Solutions	8,734	—	8,734	7,388	—	7,388	—	8,734	—	8,734	18		18		18		18
International	27,815	—	27,815	27,365	—	27,365	(1,292)	26,523	(1,292)	26,523	2		2		(3)		(3)
Revenues	$197,864	$—	$197,864	$179,086	$—	$179,086	$(1,292)	$196,572	$(1,292)	$196,572	10%		10%		10%		10%

OPERATING PROFIT (LOSS) (5)
U.S. Pharmaceutical (13)	$2,186	$(34)	$2,152	$1,871	$33	$1,904	$—	$2,186	$—	$2,152	17%		13%		17%		13%
Prescription Technology Solutions	361	67	428	270	51	321	—	361	—	428	34		33		34		33
Medical-Surgical Solutions (11)	679	227	906	536	77	613	—	679	—	906	27		48		27		48
International (1) (2) (3) (4) (12)	(761)	1,316	555	(113)	460	347	(12)	(773)	(26)	529	573		60		584		52
Subtotal	2,465	1,576	4,041	2,564	621	3,185	(12)	2,453	(26)	4,015	(4)		27		(4)		26
Corporate expenses, net (3) (6) (7) (8) (9)	(858)	462	(396)	(8,462)	8,003	(459)	3	(855)	3	(393)	(90)		(14)		(90)		(14)
Income from continuing operations before interest expense and income taxes	$1,607	$2,038	$3,645	$(5,898)	$8,624	$2,726	$(9)	$1,598	$(23)	$3,622	127%		34%		127%		33%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.38%		1.36%	1.32%		1.34%		1.38%		1.36%	6	bp	2	bp	6	bp	2	bp
Prescription Technology Solutions	12.69		15.05	12.85		15.28		12.69		15.05	(16)		(23)		(16)		(23)
Medical-Surgical Solutions	7.77		10.37	7.26		8.30		7.77		10.37	51		207		51		207
International	(2.74)		2.00	(0.41)		1.27		(2.91)		1.99	(233)		73		(250)		72
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	December 31, 2021	March 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$2,754	$6,278
Receivables, net	18,355	19,181
Inventories, net	19,024	19,246
Assets held for sale	5,534	12
Prepaid expenses and other	831	665
Total current assets	46,498	45,382
Property, plant, and equipment, net	2,064	2,581
Operating lease right-of-use assets	1,581	2,100
Goodwill	9,462	9,493
Intangible assets, net	2,130	2,878
Other non-current assets	1,973	2,581
Total assets	$63,708	$65,015

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND EQUITY (DEFICIT)
Current liabilities
Drafts and accounts payable	$37,183	$38,975
Short-term borrowings	372	—
Current portion of long-term debt	438	742
Current portion of operating lease liabilities	294	390
Liabilities held for sale	4,833	9
Other accrued liabilities	4,332	3,987
Total current liabilities	47,452	44,103
Long-term debt	5,518	6,406
Long-term deferred tax liabilities	1,369	1,411
Long-term operating lease liabilities	1,391	1,867
Long-term litigation liabilities	7,153	8,067
Other non-current liabilities	1,612	1,715
Redeemable noncontrolling interests	—	1,271
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized and 275 and 273 shares issued at December 31, 2021 and March 31, 2021, respectively	2	2
Additional paid-in capital	7,411	6,925
Retained earnings	8,734	8,202
Accumulated other comprehensive loss	(1,655)	(1,480)
Treasury shares, at cost, 125 and 115 shares at December 31, 2021 and March 31, 2021, respectively	(15,766)	(13,670)
Total McKesson Corporation stockholders’ deficit	(1,274)	(21)
Noncontrolling interests	487	196
Total equity (deficit)	(787)	175
Total liabilities, redeemable noncontrolling interests, and equity (deficit)	$63,708	$65,015

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$882	$(5,053)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	215	237
Amortization	383	429
Goodwill and long-lived asset impairment charges	128	236
Deferred taxes	12	(1,520)
Credits associated with last-in, first-out inventory method	(79)	(115)
Non-cash operating lease expense	198	264
Loss (gain) from sales of businesses and investments	(117)	50
European businesses held for sale	1,271	—
Other non-cash items	452	67
Changes in assets and liabilities, net of acquisitions:
Receivables	(1,925)	1,500
Inventories	(1,659)	(2,046)
Drafts and accounts payable	1,612	(1,240)
Operating lease liabilities	(276)	(291)
Taxes	176	184
Litigation liabilities	146	8,067
Other	128	403
Net cash provided by operating activities	1,547	1,172

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(253)	(293)
Capitalized software expenditures	(127)	(134)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(6)	(33)
Proceeds from sales of businesses and investments, net	197	325
Other	(83)	(75)
Net cash used in investing activities	(272)	(210)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	3,642	5,455
Repayments of short-term borrowings	(3,270)	(5,303)
Proceeds from issuances of long-term debt	498	500
Repayments of long-term debt	(1,646)	(1,030)
Payments for debt extinguishments	(184)	—
Common stock transactions:
Issuances	174	55
Share repurchases	(1,986)	(500)
Dividends paid	(206)	(209)
Exercise of put right by noncontrolling shareholders of McKesson Europe AG	(1,031)	(49)
Other	(323)	(95)
Net cash used in financing activities	(4,332)	(1,176)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	35	(77)
Cash, cash equivalents, and restricted cash classified within Assets held for sale	(215)	—
Net decrease in cash, cash equivalents, and restricted cash	(3,237)	(291)
Cash, cash equivalents, and restricted cash at beginning of period	6,396	4,023
Cash, cash equivalents, and restricted cash at end of period	3,159	3,732
Less: Restricted cash at end of period included in Prepaid expenses and other	(405)	(155)
Cash and cash equivalents at end of period	$2,754	$3,577

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2021	2020	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$1,547	$1,172	32%
Net cash used in investing activities	(272)	(210)	30
Net cash used in financing activities	(4,332)	(1,176)	268
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	35	(77)	145
Cash, cash equivalents, and restricted cash classified within Assets held for sale	(215)	—	—
Net decrease in cash, cash equivalents, and restricted cash	$(3,237)	$(291)	—%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$1,547	$1,172	32%
Payments for property, plant, and equipment	(253)	(293)	(14)
Capitalized software expenditures	(127)	(134)	(5)
Free Cash Flow (Non-GAAP)	$1,167	$745	57%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

1 of 3
McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Transaction-related expenses and adjustments for the three and nine months ended December 31, 2021 includes pre-tax charges of $823 million ($829 million after-tax) to remeasure assets and liabilities held for sale to fair value less costs to sell related to an agreement to sell our retail and distribution businesses in the United Kingdom to AURELIUS primarily within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the nine months ended December 31, 2021 includes a gain of $59 million (pre-tax and after-tax) related to the sale of our Canadian health benefit claims management and plan administrative services business within International. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Transaction-related expenses and adjustments for the three and nine months ended December 31, 2021 includes pre-tax net charges of $26 million ($31 million after-tax) and $517 million ($503 million after-tax), respectively, to remeasure assets and liabilities held for sale to fair value less costs to sell related to an agreement to sell certain of our European businesses to the PHOENIX Group and to impair certain internal-use software that will not be utilized in the future. Pre-tax credits of $32 million ($27 after-tax) and pre-tax charges of $117 million ($107 million after-tax) for the three and nine months ended December 31, 2021, respectively, primarily related to the effect of accumulated other comprehensive income balances associated with the disposal group are included within Corporate expenses, net. Charges of $58 million (pre-tax and after-tax) and pre-tax charges of $400 million ($396 million after-tax) for the three and nine months ended December 31, 2021, respectively, primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, to impair certain internal-use software that will not be utilized in the future, and the effect of accumulated other comprehensive income balances associated with the disposal group are included within International. These net charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Transaction-related expenses and adjustments for the three and nine months ended December 31, 2020 includes charges of $47 million (pre-tax and after-tax) and $57 million (pre-tax and after-tax), respectively, to remeasure assets and liabilities held for sale to fair value less costs to sell related to the contribution of the majority of our German pharmaceutical wholesale business to create a joint venture in which McKesson has a non-controlling interest within International. On November 2, 2020, McKesson announced the completion of the creation of the joint venture. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Restructuring, impairment, and related charges, net for the three and nine months ended December 31, 2021 includes pre-tax charges of $18 million ($14 million after-tax) and $208 million ($167 million after-tax), respectively, primarily for Corporate expenses, net as well as well as our Canada and Europe businesses. The three and nine months ended December 31, 2020 includes charges of $155 million ($138 million after-tax) and $271 million ($227 million after-tax), respectively, primarily for our Canada and Europe businesses as well as Corporate expenses, net. Our Europe and Canada businesses are included within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables. Additionally, restructuring, impairment, and related charges, net for the nine months ended December 31, 2020 includes immaterial amounts under “gross profit” in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(6)Claims and litigation charges, net for the nine months ended December 31, 2021 includes pre-tax charges of $112 million ($93 million after-tax) related to our estimated liability for opioid-related claims of government entities, including Native American tribes, within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

2 of 3

FINANCIAL STATEMENT NOTES (continued)

(7)Claims and litigation charges, net for the nine months ended December 31, 2021 includes a pre-tax charge of $27 million ($22 million after-tax) related to an agreement to settle opioid-related claims with the State of New York and its participating subdivisions, including Nassau and Suffolk Counties, and a pre-tax charge of $47 million ($39 million after-tax) related to our estimated liability for a comprehensive proposed agreement to settle opioid-related claims of participating states, their political subdivisions, and other government entities, within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(8)Claims and litigation charges, net for the three and nine months ended December 31, 2020 includes a pre-tax charge of $8.1 billion ($6.7 billion after-tax) related to our estimated liability for opioid-related claims of states, their political subdivisions, and other government entities, within Corporate expenses, net. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(9)Claims and litigation charges, net for the nine months ended December 31, 2020 includes a pre-tax net gain of $131 million ($97 million after-tax) related to insurance proceeds received, net of attorneys' fees and expenses awarded to plaintiffs' counsel, in connection with the $175 million settlement of the shareholder derivative action related to our controlled substances monitoring program within Corporate expenses, net. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(10)Other adjustments, net for the nine months ended December 31, 2021 includes a pre-tax loss of $191 million ($141 million after-tax) on debt extinguishment related to our July 2021 tender offer to redeem a portion of our existing debt. This charge is included under "loss on debt extinguishment" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(11)Other adjustments, net for the nine months ended December 31, 2021 includes pre-tax charges of $155 million ($118 million after-tax) related to inventory write downs on certain excess personal protective equipment within Medical-Surgical Solutions. These charges are driven by the intent of management to not sell this excess inventory which required inventory write downs to zero net realizable value, and instead direct it to charitable organizations. A portion of this inventory was committed for donation during our first quarter of fiscal 2022. Due to the nature of this expected in-kind donation of inventory in a quantitatively significant amount, management believes this charge is not part of normal business operations and is therefore excluded from our determination of adjusted results. A pre-tax charge of $147 million ($112 million after-tax) is included under "gross profit" primarily related to the excess inventory, which we no longer plan to sell and instead plan to donate, and a pre-tax charge of $8 million ($6 million after-tax) is included under "total operating expenses" related to the already committed donation in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(12)Other adjustments, net for the nine months ended December 31, 2020 includes a non-cash goodwill impairment charge of $69 million (pre-tax and after-tax) within International related to our European retail business, partially offset by the related indirect effect of $4 million benefit in net income attributable to noncontrolling interests. This impairment charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

3 of 3

FINANCIAL STATEMENT NOTES (continued)

(13)Other adjustments, net for the nine months ended December 31, 2020 includes a pre-tax charge of $50 million ($37 million after-tax) related to our estimated liability under the New York ("NY") state Opioid Stewardship Act ("OSA") within U.S. Pharmaceutical for calendar years 2017 and 2018. In December 2018, a federal district court struck down the law as unconstitutional and NY replaced the OSA with an excise tax on opioid sales in the state of NY covering calendar year 2019 sales and beyond. In September 2020, an appellate court reversed on procedural grounds the district court’s decision. An amendment to the Act made clear that the OSA applies only to NY opioid sales or distributions for calendar years 2017 and 2018. On October 4, 2021, the U.S. Supreme Court denied further review, and, as a result, we anticipate facing liability under the OSA for calendar years 2017 and 2018. We believe the estimated OSA liability is one-time in nature because the liability is retroactively imposed on sales or distributions in 2017 and 2018, and is not indicative of future results. Inclusion of this accrual in our adjusted results would distort current period performance. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

1 of 3
McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Loss on Debt Extinguishment (Non-GAAP): We define Adjusted Loss on Debt Extinguishment as GAAP loss on debt extinguishment, excluding other adjustments.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income (loss) from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income (loss) from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

2 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

3 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling, and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.